                                     23(e)b.

           Schedule A (dated August 1, 2007) to Distribution Agreement

                                   Schedule A

                    Participating Funds as of August 1, 2007

American Century Large Company Value
Asset Allocation - Conservative Portfolio
Asset Allocation - Growth Portfolio
Asset Allocation - Moderate Growth Portfolio
Asset Allocation - Moderate Portfolio
BlackRock Large Cap Value
Capital Guardian Global
Capital Guardian U.S. Equity
Capital Guardian Value
Clarion Global Real Estate Securities
Federated Market Opportunity
International Moderate Growth Fund
Jennison Growth
JPMorgan Core Bond
JPMorgan Enhanced Index
JPMorgan Mid Cap Value
Legg Mason Partners All Cap
Marsico Growth
MFS High Yield
MFS International Equity
Munder Net50
PIMCO Total Return
T. Rowe Price Equity Income
T. Rowe Price Growth Stock
T. Rowe Price Small Cap
Templeton Transamerica Global
Third Avenue Value
Transamerica Balanced
Transamerica Convertible Securities
Transamerica Equity
Transamerica Equity II
Transamerica Growth Opportunities
Transamerica Money Market
Transamerica Science & Technology
Transamerica Small/Mid Cap Value
Transamerica Strategic Selection Fund
Transamerica U.S. Government Securities
Transamerica Value Balanced
Van Kampen Active International Allocation
Van Kampen Large Cap Core
Van Kampen Mid-Cap Growth